Exhibit 10.2
CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, IDENTIFIED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
AMENDMENT NO. 13 TO THE AMENDED AND RESTATED
MASTER TRUST AGREEMENT

This AMENDMENT NO. 13 TO THE AMENDED AND RESTATED MASTER TRUST AGREEMENT (“Amendment No. 13”) is made effective as of September 25, 2020 (“Amendment Effective Date”) by and between MoneyGram Payment Systems, Inc. (“MoneyGram”), a Delaware corporation with a principal place of business at 2828 N. Harwood, Dallas, TX 75201 and Walmart Inc. formally known as Wal-Mart Stores, Inc. (“Walmart”), a Delaware corporation, with a principal place of business at 702 SW 8th Street, Bentonville, AR 72716. MoneyGram and Walmart are collectively referred to in this Amendment No. 13 as the “Parties” and each individually as a “Party”.

WHEREAS, effective February 1, 2016, MoneyGram and Walmart entered into that certain Amended and Restated Master Trust Agreement (as amended, “Agreement”), pursuant to which, among other things, MoneyGram appointed Walmart as its limited agent and authorized delegate for the sole purpose of offering and selling Services;

WHEREAS, MoneyGram and Walmart now desire to amend the Agreement as of the Amendment Effective Date as set forth in this Amendment No. 13;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the Parties agree as follows:

1.Term. The Parties agree to replace Section 9(a) of the Agreement in its entirety with the following Section:

9. Term; Termination.

a.This Agreement shall commence at 12:01 a.m. on the “Effective Date” and shall expire at 12:00 a.m. Central Time on March 30, 2024 (the “Initial Term”). Upon expiration of the Initial Term, this Agreement shall be subject to automatic successive renewals of one (1) year terms (each a “Renewal Term”), unless either Party notifies the other of its election to terminate the Agreement at least one hundred and eighty (180) days prior to the expiration of the Initial Term or any Renewal Term. The Initial Term and any Renewal Term may also be collectively referred to as the “Term.” Notwithstanding the foregoing, as of March 29, 2022,

Walmart may elect to terminate this Agreement [***], by providing at least one hundred and twenty (120) days written notice of its election to terminate.

ATTACHMENT A – MONEY ORDER ATTACHMENT

2.Term/Termination. As of the Effective Date, the Parties agree to add the following Section G (iv) to Attachment A of the Agreement:

G. Term/Termination.

[***]

ATTACHMENT M – CO-BRANDED MTaaS WEBSITE ADDENDUM

3.Payment, Taxes and Reporting. As of the Effective Date of this Amendment No. 13, the Parties agree to replace Section 13 (f) of Attachment M of the Agreement in its entirety with the following:

(f) During the term of this Addendum, each Party shall allocate an amount equal to [***] multiplied by the Transaction Amount (the “Marketing Amount”) for each Completed Transaction for the promotion of the Co-branded Site (the “Marketing Fund”). For example, if the Completed Transaction amount is $100, each Party shall be required to contribute [***] from that Transaction towards the Marketing Fund. The Marketing Funds shall be held by MoneyGram and shall be used by Walmart for expenses related to the promotion and marketing of the Co-branded Site and Co-Branded MT Services, as directed by Walmart and with MoneyGram’s prior approval, which shall not be unreasonably withheld. Walmart shall provide MoneyGram an invoice detailing the Marketing Fund expenses relating to the promotion and marketing activities. Within fifteen (15) days after the end of each calendar month, each Party shall allocate the Marketing Amount for Transactions completed in such calendar month towards the Marketing Fund. MoneyGram shall provide Walmart with monthly reports on the Marketing Fund, which shall include, without limitation, the balance of such account at the beginning and end of such month and a summary of account activity, including amounts invoiced for specific marketing in such month. If any amounts remain in the Marketing Fund upon termination of this Addendum, Walmart may request up to fifty percent (50%) of the remaining amount be transferred to Walmart on the effective date of termination.

4.Term and Termination. Term/Termination. The Parties agree to add the following Section 14(h) to Attachment M of the Agreement:

14. Term and Termination.

(h) In Walmart’s sole and absolute discretion, Walmart may require that MoneyGram discontinue and terminate the Co-Branded Site, including taking any and all actions necessary to remove any internet accessibility to the Co-Branded site, by providing at least thirty (30) days written notice prior to such termination date.

5.Interpretation. In the event of any conflict between the Agreement and/or any amendment or addendum thereto that pre-dates this Amendment No. 13, and this Amendment No. 13, the terms of this Amendment No. 13 shall control. Except as expressly amended, supplemented or modified by this Amendment No. 13, the Agreement and any addendum or amendment thereto shall continue in full force and effect. All capitalized terms contained in this Amendment No. 13, unless specifically defined herein, shall have the meaning ascribed to them in the Agreement or any addendum or amendment thereto.

6.Binding Effect. Each Party acknowledges and agrees that each and every provision of this Amendment No. 13, including the recitals and any “whereas” clauses, is contractual in nature and binding on the Parties. Except as expressly set forth in this Amendment No. 13, nothing in this Amendment No. 13 will modify, alter or amend any provision or term of the Agreement.

7.Entire Agreement. This Amendment No. 13 supplements, amends and is made a part of the Agreement and shall constitute the entire agreement between the Parties hereto with respect to the subject matter hereof. This Amendment No. 13 supersedes all prior understandings, arrangements or agreements, whether verbal or written, between the Parties hereto with respect to the subject matter hereof.

IN WITNESS HEREOF, the Parties have caused this Amendment No. 13 to be executed by their fully authorized representatives as of the Amendment Effective Date.

WALMART INC.		MONEYGRAM PAYMENT SYSTEMS, INC.
By:	/s/Wilbert Paul Noronha	By:	/s/ William Alexander Holmes
Name:	Wilbert Paul Noronha	Name:	William Alexander Holmes
Title:	Vice President	Title:	Chairman and CEO
Date:	9/25/20 | 13:15 CDT	Date:	9/25/2020